UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
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PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 28, 2016
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FIRST NIAGARA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-35390	42-1556195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification Number)

726 Exchange Street, Suite 618, Buffalo, NY		14210
(Address of Principal Executive Offices)		(Zip Code)
(716) 819-5500
(Registrant's telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01.    Other Events.
On April 28, 2016, First Niagara Financial Group, Inc. (“First Niagara”) and KeyCorp announced that they have reached an agreement with Northwest Bank, a Pennsylvania savings bank ("Northwest"), for the sale of 18 branches in the Buffalo Federal Reserve banking market and certain related assets, and the assumption of certain related liabilities by Northwest Bank. The branches are being divested in connection with the previously announced pending merger between First Niagara and KeyCorp (the “Merger”). The divestitures have been approved by the United States Department of Justice (DOJ) and the Federal Reserve Board following a customary antitrust review in connection with the proposed Merger. The divestiture transaction is subject to the closing of the Merger and other customary closing conditions, including approvals by Northwest's banking regulators. The divestiture transaction may be terminated upon the termination of the merger agreement governing the Merger.
A copy of KeyCorp’s and First Niagara’s joint press release containing the announcement is included as Exhibit 99.1 to this Current Report on Form 8-K and is furnished herewith, and shall not be deemed "filed" for any purpose.

Item 9.01        Financial Statements and Exhibits

Exhibit No.	Description
99.1	Joint Press Release of First Niagara and KeyCorp dated April 28, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.

DATE: April 28, 2016	By:/s/ KRISTY BERNER
Kristy Berner
Secretary
(Duly authorized representative)